Exhibit 107

Calculation of Filing Fee Table

424(b)(5)

(Form Type)

Rexford Industrial Realty, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.01 par value per share	Rule 457(o)(1)	—	—	$1,000,000,000	0.0000927	$92,700

Total Offering Amounts					$1,000,000,000		$92,700

Total Fees Previously Paid							—

Total Fee Offsets							$4,866.15

Net Fee Due							$87,833.85

(1)

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-249932, except with respect to unsold securities that have been previously registered.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Rexford Industrial Realty, Inc.	424b5	333-249932	January 13, 2022	—	$4,866.15(1)	Equity	Common Stock, $0.01 par value per share	—	$52,493,505	—

Fee Offset Sources	Rexford Industrial Realty, Inc.	424b5	333-249932	—	January 13, 2022	—	—	—	—	—	$4,866.15

(1)

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-249932, except with respect to unsold securities that have been previously registered. Rexford Industrial Realty, Inc. has previously registered shares of common stock having a proposed maximum aggregate offering price of up to $750,000,000 offered by means of a prospectus supplement dated January 13, 2022 (the “Prior Prospectus Supplement”) and the accompanying prospectus dated November 6, 2020 that formed a part of a registration statement on Form S-3 (Registration No. 333-249932). Of those shares of common stock, shares of common stock having an aggregate offering price of $697,506,495 have been sold. As such, as of the date of this prospectus supplement, shares of common stock having an aggregate offering price of up to $52,493,505 remain available for offer and sale pursuant to this prospectus supplement and the accompanying prospectus. In connection with the filing of the Prior Prospectus Supplement, Rexford Industrial Realty, Inc. paid a registration fee of $69,525.00, of which $4,866.15 relates to unsold common stock that is available to offset registration fees payable pursuant to this prospectus supplement. Rexford Industrial Realty, Inc. hereby offsets $4,866.15 of registration fees due under this prospectus supplement using all of the previously paid but unused registration fees associated with the Prior Prospectus Supplement. Accordingly, a filing fee of $87,833.85 is being paid herewith.